Exhibit 10.4

EXECUTION VERSION

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), is entered into as of January 23, 2004, is executed and delivered by and among Poster Financial Group, Inc., a Nevada corporation (the “Note Issuer”), GNL, Corp., a Nevada corporation (“GNL”), GNLV, Corp., a Nevada corporation (“GNLV”), Golden Nugget Experience, LLC, a Nevada limited liability company (“GNE”, and together with the Note Issuer, GNL and GNLV each, a “Grantor” and collectively, jointly and severally, the “Grantors”) in favor of Wells Fargo Bank, National Association, as the collateral agent (in such capacity, together with its successors and assigns, if any, in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties (as defined below), in light of the following:

WHEREAS, the Note Issuer has entered into an Indenture, dated as of December 3, 2003 (as such Indenture may be amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Indenture”) between the Note Issuer and HSBC Bank USA, as the indenture trustee (the “Indenture Trustee”) pursuant to which the Note Issuer has issued the 8 ¾ % Senior Secured Notes due 2011 (“Senior Secured Notes”);

WHEREAS, the Note Issuer, GNL and GNLV, as borrowers, Wells Fargo Foothill, Inc., as the arranger, administrative agent and documentation agent (the “Agent”) for certain financial institutions from time to time parties thereto, (the “Lenders”), have entered into that certain Loan and Security Agreement dated as of  January  23, 2004 (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, each Grantor, Wells Fargo Foothill, Inc., as the agent for the Lenders, and the Collateral Agent are parties to a certain Intercreditor Agreement, dated as of January  23, 2004 (as amended, amended and restated, modified, supplemented, renewed or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, the Note Issuer, GNL, GNLV, GNE, and the Collateral Agent are, contemporaneously herewith, entering into that certain Stock Pledge Agreement (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time, the “Stock Pledge Agreement”);

WHEREAS, each Grantor desires to secure its obligations under the Noteholder Documents (as defined herein) to which it is party by granting to the Collateral Agent, for the benefit of the Secured Parties (as defined below), security interests in the Collateral (as defined herein) as set forth herein;

WHEREAS , the Note Issuer, the Indenture Trustee and HSBC USA, as agent and as securities intermediary (the “Pledge Agent”) have entered into that certain Pledge Agreement dated as of December 3, 2003 (as amended, amended and restated, supplemented, modified, renewed or otherwise modified from time to time, the “Pledge Agreement”);

WHEREAS , the Note Issuer, GNLV, GNL and the Collateral Agent are, contemporaneously herewith, entering into that certain Copyright Security Agreement (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time, the “Copyright Security Agreement”);

WHEREAS , the Note Issuer, GNLV, GNL and the Collateral Agent are, contemporaneously herewith, entering into that certain Trademark Security Agreement (as amended, amended and restated, supplemented, renewed or otherwise modified from time to time, the “Trademark  Security Agreement”); and

WHEREAS, each Grantor is a subsidiary of the Note Issuer, and will benefit by virtue of the financial accommodations from the Secured Parties to the Note Issuer.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the Collateral Agent and each Grantor agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1           Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.  As used in this Agreement, the following terms shall have the following definitions:

(a) Terms used herein without definition that are defined in the Code have the meanings given to them in the Code, including the following terms (which are capitalized herein):

“Account Debtor”

“Certificated Security”

“Chattel Paper”

“Commercial Tort Claim”

“Commodity Account”

“Commodity Intermediary”

“Deposit Account”

“Documents”

“Entitlement Holder”

“Entitlement Order”

“Financial Asset”

“Goods”

“Instruments”

“Letter-of-Credit Right”

“Securities Account”

“Securities Intermediary”

“Security”

“Security Entitlement”

(b)  The following terms shall have the following meanings:

“Account” means any “account” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

“Agreement” means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

“Approved Securities Intermediary” means a Securities Intermediary or Commodity Intermediary selected or approved by the Collateral Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Control Account Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Books” means each Grantor’s now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least “A-1” by S&P or “P-1” by Moody’s, (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

“Casino Bankroll” means only the amount of cash or Cash Equivalents required by the provisions of Section 6.150 of the Regulations of the NGC to satisfy the Casino minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens, or payment of winning wagers to gaming patrons, or as otherwise may be required by the Gaming Laws or a directive of the Chairman of the NGCB.

“CFC” means a controlled foreign corporation (as such term is defined in the IRC).

“Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions..

“Collateral” means, with respect to each Grantor, all of each Grantor’s now owned or hereafter acquired right, title, and interest in and to each of the following:  all of its Accounts; all of its Books; all of its Commercial Tort Claims; all of its Deposit Accounts; all of its Equipment; all of its General Intangibles; all of its Inventory; all of its Investment Property (including all Securities and Securities Accounts); all of its Negotiable Collateral; any money, or other assets of each Grantor which now or hereafter come into the possession, custody or control of the Collateral Agent; all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located, and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, all Vehicles, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; excluding in each case the Excluded Property.

“Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Collateral Agent’s Liens” means the Liens granted by each Grantor to the Collateral Agent under this Agreement or the other Noteholder Documents to which such Grantor is a party.

“Collateral Documents” means this Agreement, the Intercreditor Agreement, the Stock Pledge Agreement, the Deposit Account Control Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Mortgages, the Guarantee under the Indenture and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by a Grantor to secure the Secured Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, restated, renewed, extended, supplemented or modified from time to time.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Control Account” means a Securities Account or Commodity Account that is subject of an effective Control Account Agreement and that is maintained by any Grantor with an Approved Securities Intermediary.  Control Account includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Control Account Agreement” means a letter agreement, substantially in the form of Annex 2(Form  of Control Account Agreement) (with such changes as may be agreed to by the Collateral Agent), executed by the relevant Grantor, the Collateral Agent and the relevant Approved Securities Intermediary.

 “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Gaming Laws” means all applicable federal, state and local laws, rules and regulations pursuant to which the Nevada Gaming Authorities possess regulatory, licensing or permit authority over the ownership or operation of gaming facilities within the State of Nevada, including, without limitation, the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the NGC promulgated thereunder.

“Grantors” has the meaning set forth in the preamble to this Agreement.

“Deposit Account Bank” means a financial institution selected or approved by the Collateral Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Deposit Account Control Agreement.

“Deposit Account Control Agreement” means a letter agreement, substantially in the form of Annex 1 (Form of Deposit Account Control Agreement) (with such changes as may be agreed to by the Collateral Agent), executed by the Grantor, the Collateral Agent and the relevant Deposit Account Bank.

“Equipment” means “equipment” (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, fixtures, Vehicles (including motor vehicles), computer, hardware, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Excluded Property” means, collectively, (i) Casino Bankroll, (ii) the “participation” slot machines listed on Schedule 8 (Excluded Property), (iii) the Stock of the Note Issuer’s Subsidiaries that are licensed or registered under the Gaming Laws and are “Pledged Collateral” pursuant to the Stock Pledge Agreement , (iv) the Government Treasury Strips, (v) any Investment Property of the Grantors constituting Stock of such Grantors’ Subsidiaries that are CFCs, solely to the extent that such Investment Property is in excess of 65% of the voting power of Stock of such CFC, and (vi)  any agreements (including that certain Starbucks Corporation Master Licensing Agreement, dated as of January 21, 2004, between Starbucks Corporation and Parent) and the joinders thereto by GNL and GNLV dated as of January 21, 2004, permits or licenses (including Gaming Licenses) solely in the event and to the extent that a grant of a Lien on such license, contract, or agreement is prohibited by law or results in a breach or termination of the terms of, or constitutes a default under, or termination of any such license, contract, or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, or 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Excluded Property shall not include, and the applicable Grantor shall be deemed to have granted a security interest in, all such licenses, contracts, or agreements as if such terms or defaults had never been in effect; provided, however, that Excluded Property shall not include (and, accordingly, Collateral shall include) any and all proceeds of any of such assets; provided, further, that, any agreement, permit, license, or the like qualifying as an Excluded Property under clauses (ii) and (vi) above no longer shall constitute an Excluded Property (and instead shall constitute Collateral) from and after such time as the lessor, licensor, or other party to such agreement, permit, license, or the like consents to the grant of a Lien in favor of Collateral Agent in such agreement, permit, license, or the like or the prohibition against granting a Lien therein in favor of Collateral Agent shall cease to be effective.

“General Intangibles” means “general intangibles” (as that term is defined in the Code), (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, Goods, Investment Property, and Negotiable Collateral.

“Government Treasury Strips” means those certain United States Treasury securities in an amount not to exceed $3,089,752 maintained by Mirage Resorts, Incorporated in a restricted account for the benefit of GNLV as a reserve in accordance with Nevada Gaming Commission Regulation 5.115, pursuant to the order of the NGC dated August 27, 1993, and to be maintained after January      , 2004 in a restricted account of GNLV as a reserve pursuant to Gaming Laws, securing periodic payments due to a progressive slot machine jackpot winner at GNLV, which jackpot totaled $3,089,752 payable in 20 equal annual installments of $154,488, without interest, commencing September 24, 1988 and ending September 24, 2007.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Inventory” means “inventory” (as that term is defined in the Code).

“Investment Property” means “investment property” (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time and any successor statute.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness (as such term is defined in the Indenture) or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease (as such term is defined in the Indenture) and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

“Material Adverse Change” means a material adverse change in (a) any of the condition (financial or otherwise), business, performance, prospects, operations or properties of the Note Issuer and its Subsidiaries taken as a whole, (b) any Grantor’s ability to perform its obligations under any of the Noteholder Documents to which it is a party or the Collateral Agent’s ability to enforce the Obligations or realize upon the Collateral or (c) the enforceability or priority of the Liens granted pursuant to the Collateral Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Negotiable Collateral” means letters of credit, letter of credit rights, Instruments, promissory notes, drafts, Documents, and Chattel Paper (including electronic Chattel Paper and tangible Chattel Paper), and any and all supporting obligations in respect thereof.

“Nevada Gaming Authorities” means the NGC and the NGCB.

“NGC” means the Nevada Gaming Commission.

“NGCB” means the Nevada State Gaming Control Board.

“Note Issuer” shall have the respective meaning set forth in the recitals to this Agreement.

“Noteholder Documents” means the Indenture, the Senior Secured Notes, the other Collateral Documents, and such other agreements, instruments and certificates executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Secured Obligations, as the same may be amended, amended and restated, renewed, extended, supplemented or modified from time to time.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

“Pledged Collateral” means “Pledged Collateral” as such term is defined in the Stock Pledge Agreement.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Annex 3 (Form of Pledge Amendment), issued by the obligors named therein.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Grantors that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the Deposit Account Bank or Approved Securities Intermediary located within the United States.

“Quarterly” means each of the three month period ending on March 31, June 30, September 30 and December 31.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor or a Subsidiary of any Grantor and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” shall mean, with respect to each Grantor, all liabilities, obligations, or undertakings owing by such Grantor to the Secured Parties of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Indenture, this Agreement, or any of the other Noteholder Documents, as amended, amended and restated, modified, renewed, refunded, replaced, or refinanced in whole in part from time to time, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, premium, costs, fees (including attorneys fees) and expenses in addition to all fees and expenses (including attorney fees) arising under or in connection with the Pledge Agreement (including, interest, costs, fees, and expenses that, but for the provisions of the Bankruptcy Law, would have accrued irrespective of whether a claim thereof is allowed) and any and all other amounts which each Grantor is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Secured Parties” means the Senior Noteholders, the Collateral Agent, the Indenture Trustee and the Pledge Agent (solely in respect of fees and expenses (including attorneys fees) arising under or in connection with the Pledge Agreement), together with their transferees, assigns or successors.

“Senior Noteholders”  means the holders from time to time of the Senior Secured Notes.

“Stock” means “Stock” as such term is defined in the Stock Pledge Agreement.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

“Voidable Transfer” has the meaning set forth in Section 11.9 to this Agreement.

1.2           Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section,  subsection, clause, schedule, and exhibit references are to this

Agreement unless otherwise specified.  Any reference in this Agreement or in any of the other Noteholder Document to this Agreement or any of the other Noteholder Document  shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.  In the event of a direct conflict between the terms and provisions of this Agreement and the Indenture, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Indenture shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of each Grantor and supplemental rights and remedies in favor of the Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Indenture.

1.3           Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.             CREATION OF SECURITY INTEREST.

2.1           Grant of Security Interest.  Each Grantor hereby pledges, grants, transfers, and assigns to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and a continuing Lien on, all of such Grantor’s right, title, and interest in all currently existing and hereafter acquired Collateral in order to secure prompt and complete payment and performance of any and all of the Secured Obligations in accordance with the terms and conditions of the Noteholder Documents, and in order to secure prompt performance by each Grantor of each such Grantor’s covenants and duties under each Noteholder Document to which such Grantor is a party.  Anything contained in this Agreement or any other Noteholder Document to the contrary notwithstanding, except for Asset Sales permitted in the Indenture, no Grantor has any authority, express or implied, to dispose of any item or portion of the Collateral.

2.2           Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of the Collateral Agent’s security interest is dependent on or enhanced by possession, each Grantor, promptly upon the request of the Collateral Agent, shall endorse and assign such Negotiable Collateral to the Collateral Agent and deliver physical possession of such Negotiable Collateral to the Collateral Agent.

2.3           Collection of Accounts, General Intangibles, Negotiable Collateral.  At any time after the occurrence and during the continuation of an Event of Default, the Collateral Agent or the Collateral Agent’s designee may (a) notify Account Debtors of each Grantor that the Accounts, Chattel Paper, or General Intangibles have been assigned to the Collateral Agent or that the Collateral Agent has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the reasonable collection costs and expenses to the Account.  Each Grantor agrees that it will hold in trust for the Collateral Agent, as the Collateral Agent’s trustee, any Collections that it receives and promptly will deliver said Collections to the Collateral Agent or a Deposit Account Bank in their original form as received by each Grantor.

2.4           Delivery of Additional Documentation Required.  Subject to the terms of the Intercreditor Agreement:

Each Grantor authorizes the Collateral Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by this Agreement and any other Noteholder

Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of each Grantor where permitted by applicable law and describing the Collateral in the same manner as described herein or in any other manner as the Collateral Agent may determine is necessary, advisable or prudent, including, without limitation, describing such property as “all assets” or “all personal property whether now owned or hereafter acquired.”  Each Grantor hereby ratifies the filing of any financing statement filed without the signature of each Grantor prior to the date hereof.

At any time upon the request of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that the Collateral Agent may request in its sole discretion, in form and substance reasonably satisfactory to the Collateral Agent, to perfect and continue perfected or better perfect the Collateral Agent’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Noteholder Documents.  In addition, on such periodic basis as the Collateral Agent shall reasonably require, each Grantor shall (a) provide the Collateral Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by each Grantor during the prior period, (b) cause all material Patents and Trademarks acquired or generated by each Grantor that are necessary in the conduct of each Grantor’s business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of each Grantor’s ownership thereof, (c) solely at the reasonable request of the Collateral Agent (but not otherwise), cause all material Copyrights acquired or generated by each Grantor that are necessary in the conduct of each Grantor’s business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of each Grantor’s ownership thereof, and (d) cause to be prepared, executed, and delivered to the Collateral Agent supplemental schedules to the applicable Noteholder Document to identify such material Patents and Copyrights to the extent registered after the date hereof, and such material Trademarks as being subject to the security interests created hereunder.

2.5           Power of Attorney.  Subject to Gaming Laws, each Grantor hereby irrevocably appoints the Collateral Agent (and any of the Collateral Agent’s officers, employees, or agents designated by the Collateral Agent) as such Grantor’s attorney-in-fact, with power to:  (a) if each Grantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of each Grantor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign each Grantor’s name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse each Grantor’s name on any Collection item that may come into the Collateral Agent’s possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under each Grantor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance (other than workers’ compensation); and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms which the Collateral Agent determines to be reasonable, and the Collateral Agent may cause to be executed and delivered any documents and releases which the Collateral Agent determines to be necessary.  The appointment of the Collateral Agent as each Grantor’s attorney, and each and every one of the Collateral Agent’s rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been fully and finally repaid and performed.  In accordance with Section 9-207(a) of the Code, the Collateral Agent shall use reasonable care in the custody and preservation of the Collateral in its possession.

2.6           Right to Inspect.  The Collateral Agent (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect during regular business hours the Books and to check, test, and appraise the Collateral in order to verify each Grantor’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

2.7           Control Agreement.  Each Grantor agrees that it will not transfer assets out of any Securities Account or Deposit Account other than as permitted hereunder.  No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Account, Deposit Account, or other Investment Property shall be modified by each Grantor without the prior written consent of the Collateral Agent.  Upon the occurrence and during the continuance of a Default or Event of Default, the Collateral Agent may notify any Deposit Account Bank or Approved Securities Intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to any of the Collateral Agent’s bank accounts.

2.8           Release of Security Interest.  Subject to the terms of the Intercreditor Agreement and upon the payment in full of all Secured Obligations or the cancellation or termination of the commitments and any other contingent obligation included in the Secured Obligations, the security interest granted hereby shall terminate hereunder and all rights to the Collateral shall revert and be deemed reassigned to each Grantor.  Upon any such termination, the Collateral Agent shall, at each Grantor’s request and expense, execute and deliver to each Grantor such documents as each Grantor shall reasonably request to evidence such termination and/or reassignment, without recourse, representation or warranty of any kind.

3.             REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants each of the following to the Collateral Agent and the Secured Parties:

3.1           Title; No Other Liens

Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Indenture, such Grantor (a) is the record and beneficial owner of the Negotiable Collateral pledged by it hereunder constituting Instruments, (b) is the Entitlement Holder of any Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2           Perfection and Priority

Subject to the terms of the Intercreditor Agreement, the security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected second priority (subordinate solely in respect of the security interest granted to the Agent and subject to the terms of the Intercreditor Agreement) security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the Code or filing with the United States Patent and Trademarks Office or the United States

Copyright Office, as applicable upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the Code the completion of the filings specified on Schedule 3 (Filings)  (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) the execution of Control Account Agreements with respect to Collateral consisting of  Investment Property not in certificated form, (iv) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts of a Grantor and (v) all appropriate filings having been made with the United States Patent and Trademark Office or the United States Copyright Office as applicable.  Upon taking of all the foregoing actions, such security interest shall be prior to all other Liens on the Collateral except for Liens having priority over the Collateral Agent’s Lien by operation of law or Liens granted in favor of the Agent as permitted by the Indenture and subject to the Intercreditor Agreement.

3.3           Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

3.4           Inventory and Equipment

On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment) and such Schedule 4 (Location of Inventory and Equipment) also list the locations of such Inventory and Equipment for the five years preceding the date hereof.

3.5           Accounts

No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent such delivery is required by Section 2.2 (Negotiable Collateral)

3.6           Negotiable Collateral

Schedule 2 (Negotiable Collateral) lists all Negotiable Collateral required to be pledged by each Grantor under this Agreement.

3.7           Intellectual Property

(a)           Schedule 5 (Intellectual Property)  lists all Intellectual Property that is registered Intellectual Property or for which any application for registration has been filed with the United States Patent and Trademarks Office and the United States Copyright Office and which is owned or exclusively licensed to or by such Grantor on the date hereof.  Such Intellectual Property set forth on Schedule 5 (Intellectual Property) for such Grantor includes all Material Intellectual Property that is registered Intellectual Property or for which any application for registration has been filed with the United States

Patent and Trademarks Office and the United States Copyright Office and which is owned or exclusively licensed to or by such Grantor on the date hereof, and that is necessary to the conduct of such Grantor’s business.

(b)           All Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not, to the knowledge of such Grantor, infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.

(c)           Except as set forth in Schedule 5 (Intellectual Property), none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)           No holding, decision or judgment has been rendered by any Governmental Authority against a Grantor that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.

(e)           No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened.  There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

3.8           Deposit Accounts; Securities Accounts

The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6 (Bank Accounts) which sets forth such information separately for each Grantor.

3.9           Commercial Tort Claims

The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 7 (Commercial Tort Claims), which sets forth such information separately for each Grantor.

4.             COVENANTS

Each Grantor agrees with the Collateral Agent to the following, as long as any Secured Obligation remains outstanding and, in each case, unless the Collateral Agent otherwise consent in writing:

4.1           Generally

Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under the Indenture, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Noteholder Document, any Requirement of Law or any policy of insurance covering the Collateral, (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Indenture, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect and (e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

4.2           Maintenance of Perfected Security Interest; Further Documentation

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and Section 2.2 (Negotiable Collateral) and, subject to the terms of the Intercreditor Agreement, shall defend such security interest and such priority against the claims and demands of all Persons.

(b)           Such Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Collateral Agent.

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Deposit Account Control Agreements and Control Account Agreements.

4.3           Changes in Locations, Name, Etc.

(a)           Except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (i) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 (Location of Inventory and Equipment) showing (A) any additional locations at which Inventory or Equipment shall be kept or (B) any changes in any location where Inventory or Equipment shall be kept that would require the Collateral Agent to take any action to maintain a perfected security interest in such Collateral, such Grantor shall not do any of the following:

(i)            permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4 (Location of Inventory and Equipment), except for Inventory or Equipment in transit;

(ii)           change its jurisdiction of organization or its location, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive office); or

(iii)          change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b)           Such Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.  If requested by the Collateral Agent, the security interest of the Collateral Agent shall be noted on the certificate of title of each Vehicle.

4.4           Negotiable Collateral

Subject to the terms of the Intercreditor Agreement, such Grantor shall, subject to Section 2.2 herein (i) deliver to the Collateral Agent any Collateral representing or evidencing any Negotiable Collateral whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

4.5           Accounts

(i)            Such Grantor shall not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(ii)           The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.  At any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Collateral Agent shall request no more than four such reports during any calendar year.

4.6           Investment Property

(a)           Such Grantor shall (i) maintain all Collateral constituting Investment Property in a Control Account, subject to the proviso to Section 4.7.

(b)           Such Grantor shall not grant control over any Collateral constituting Investment Property to any Person other than the Collateral Agent, subject to the terms of the Intercreditor Agreement.

4.7           Control Accounts; Approved Deposit Accounts

Such Grantor shall (i) deposit in an Approved Deposit Account all cash received by such Grantor, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank, provided, however, that any Grantor may maintain other accounts not subject to a Deposit Account Control Agreement or a Control Agreement so long as the aggregate balance in all such accounts does not exceed $500,000.

4.8           Intellectual Property

(a)           Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Trademark (or any goodwill associated therewith) that is Material Intellectual Property may become destroyed, invalidated, impaired or harmed in any way.

(b)           Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby the registered Copyrights that are Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (either itself or through licensees) do any act whereby the Copyrights that are Material Intellectual Property may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(e)           Such Grantor (either itself or through licensees) shall not do any act that knowingly uses any Material Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.

(f)            Such Grantor shall promptly notify the Collateral Agent if it knows, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g)           Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States or register any Internet domain name, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, all agreements, Instruments, Documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in any registration or application for Copyright, Patent, Trademark or internet domain name and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

(h)           Such Grantor shall take all reasonable actions necessary whether or not  requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(i)            In the event that any Material Intellectual Property is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof.  Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including as appropriate, promptly bringing suit for infringement, misappropriation or dilution and to recover all damages for such infringement, misappropriation of dilution, and shall take such other actions as may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

(j)            Unless otherwise agreed to by the Collateral Agent, such Grantor shall execute and deliver to the Collateral Agent for filing as applicable, (i) in the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office a short form patent security agreement in the form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement), and (iii) in the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 5 (Form of Short Form Intellectual Property Security Agreement).

4.9           Vehicles

Upon the request of the Collateral Agent, within 30 days after the date of such request and, with respect to any Vehicle acquired by such Grantor subsequent to the date of any such request, within 30 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title or ownership indicating the Collateral Agent’s security interest in the Vehicle covered by such certificate and any other necessary documentation, in each office in each jurisdiction that the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

4.10         Payment of Obligations

Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

4.11         Insurance

Such Grantor shall (i) maintain, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor or such Subsidiary (as defined in the Indenture) operates, and such other insurance as may be reasonably requested by the Collateral Agent, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation shall be effective until after 30 days’ written notice thereof to the Collateral Agent.

4.12         Notice of Commercial Tort Claims

Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2 (Grant of Security Interests) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent to be reasonably necessary or appropriate for the Collateral Agent to obtain, on behalf of the Noteholders, a, perfected security interest in all such Commercial Tort Claims.  Any supplement to Schedule 7 (Commercial Tort Claims)  delivered pursuant to this Section 4.12 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Collateral Agent, become part of Schedule 7(Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

4.13         Collateral Reporting

Provide Collateral Agent (and if so requested by the Collateral Agent) with the following documents at the following times in form  reasonably satisfactory to the Collateral Agent:

Within 5 Business Days of any issuance or filing

copies of each report in respect of the Grantors’, and their respective Subsidiaries’ businesses issued by a Nevada Gaming Authority or made by any Grantor or any of their Subsidiaries, to a Nevada Gaming Authority,

Monthly (not later than the 10th day of each month)

a summary aging, by vendor, of Grantors’ and their Subsidiaries’ accounts payable  and any book overdraft,

a detailed report regarding Grantors’ and their Subsidiaries’ cash and Cash Equivalents including an indication of which amounts constitute Qualified Cash,

Quarterly	a report regarding Grantors’ and their Subsidiaries’ accrued, but unpaid, ad valorem taxes.

5.             COLLATERAL AGENT’S RIGHTS AND REMEDIES.

5.1           Rights and Remedies.

Subject to the terms of the Intercreditor Agreement and the Gaming Laws, upon the occurrence and during the continuance of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to the Collateral Agent as provided hereafter, the Collateral Agent may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Grantor:

(a)           Proceed directly and at once, without notice, against each Grantor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against the Note Issuer, or against any security or collateral for the Secured Obligations;

(b)           Without notice to each Grantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (i) any indebtedness due or to become due from the Collateral Agent to each Grantor and (ii) any moneys, credits or other property belonging to each Grantor at any time held by or coming into the possession of the Collateral Agent;

(c)           Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

(d)           Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Collateral Agent considers advisable, and in such cases,

(e)           Without notice or demand upon each Grantor, make such payments and do such acts as the Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral.  Each Grantor agrees to assemble the Collateral if the Collateral Agent so requires, and to make the Collateral available to the Collateral Agent as the Collateral Agent may designate.  Each Grantor authorizes the Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in the Collateral Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of each Grantor’ owned premises, each Grantor hereby grants the Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(f)            Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Each Grantor hereby grants to the Collateral Agent a license or other right to use, without charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale or selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit.  Solely to the extent necessary to avoid the invalidation of any Grantors’ material rights and interests in any Trademarks that have material economic value and solely in connection with the Collateral Agent’s advertising or sale of goods on which such Trademarks are affixed, the Collateral Agent agrees to maintain quality control standards with respect to such goods reasonably similar to those in effect immediately prior to the exercise of remedies with respect to such goods;

(g)           Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places

(including each Grantor’s premises) as the Collateral Agent determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale;

(h)           The Collateral Agent shall give notice of the disposition of the Collateral as follows:

(i)            The Collateral Agent shall give each Grantor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

(ii)           The notice shall be personally delivered or mailed, postage prepaid, to each Grantor, at least ten (10) days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

(i)            The Collateral Agent may credit bid and purchase at any public sale;

(j)            The Collateral Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

(k)           The Collateral Agent, on behalf of the Secured Parties, shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

(l)            Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by each Grantor.  Any excess will be returned, without interest and subject to the rights of third Persons, by the Collateral Agent to each Grantor.

5.2           Remedies Cumulative.  The Collateral Agent’s rights and remedies under this Agreement, the other Noteholder Documents, and all other agreements shall be cumulative.  The Collateral Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by the Collateral Agent of one right or remedy shall be deemed an election, and no waiver by any member of the Secured Parties of any Event of Default on each Grantor’s part shall be deemed a continuing waiver. No delay by any member of the Secured Parties shall constitute a waiver, election, or acquiescence by it.

6.             TAXES AND EXPENSES REGARDING THE COLLATERAL.  If each Grantor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons by the end of any applicable grace period, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, the Collateral Agent, in its sole discretion and without prior notice to each Grantor, may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves as the Collateral Agent deems necessary to protect the Secured Parties from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring each Grantor’s ownership and use of the Collateral, and take any action with respect to such policies as the Collateral Agent deems prudent, in accordance with the terms of the Indenture.  Any amounts paid or deposited by the Collateral Agent shall constitute Secured Parties’ expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate of the Senior Secured Notes, and shall be secured by the Collateral.  Any payments made by the Collateral Agent shall not constitute an agreement by the Collateral Agent or the Secured Parties, to make similar payments in the future or a waiver by the Secured Parties, or the Collateral Agent on behalf thereof, of any Event of Default under this Agreement.  The Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing; provided, however, if each Grantor is contesting a tax claim in good faith with appropriate provision therefor on its financing statements, the Collateral Agent shall not cause such claim to be paid or interfere with such contest.  The Collateral Agent shall use its best efforts to provide prompt notice to each Grantor of any action taken by it under this Section 6.

7.             WAIVERS; INDEMNIFICATION.

7.1           Demand; Protest; etc.  Except as otherwise specifically and explicitly set forth in this Agreement, the Indenture or the other Noteholder Documents, and to the extent permitted by law, each Grantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, Documents, Instruments, Chattel Paper, and guarantees at any time held by the Secured Parties, or the Collateral Agent on behalf thereof, on which each Grantor may in any way be liable.

7.2           Secured Parties’ Liability for Collateral.  So long as the Collateral Agent complies with its obligations under the Code and no willful misconduct or gross negligence occurs, the Collateral Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  All risk of loss, damage, or destruction of the Collateral shall be borne by each Grantor.

7.3           Indemnification.  The Note Issuer agrees to defend, indemnify, save, and hold the Collateral Agent and the Secured Parties, and each of their respective officers, employees, and agents (each an “Indemnified Person”) harmless (to the fullest extent permitted by law) against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by the Collateral Agent, the Secured Parties as a result of or in any way arising out of, following, or consequential to transactions with any Grantor, whether under this Agreement, the other Noteholder Documents or otherwise (all of the foregoing, collectively, the “Indemnified Liabilities”).  Notwithstanding the foregoing, the Note Issuer shall not have any obligation under this Section 7.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement.

8.             THE APPOINTMENT OF THE COLLATERAL AGENT:

8.1           Appointment  The Indenture Trustee hereby designates and appoints Wells Fargo Bank National Association, as Collateral Agent to act as specified herein and in the Stock Pledge Agreement.  The Indenture Trustee hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Stock Pledge Agreement and any other instruments and agreements referred to herein or therein and to exercise all powers set forth herein and therein, for the benefit of the Secured Parties to the extent set forth in this Agreement and the Stock Pledge Agreement, including without limitation the right to foreclose or otherwise realize upon the Collateral or the Pledged Collateral and to initiate, prosecute and defend any and all legal proceedings against the Grantors or any other party which is or may become party to this Agreement and to the Stock Pledge Agreement and to perform such duties hereunder and thereunder as are specifically delegated to or permitted or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto (it being understood that all the rights and remedies of the Collateral Agent under this Section 8 solely in respect of the Stock Pledge Agreement shall be subject to the Gaming Laws) .

The Collateral Agent accepts its appointment as Collateral Agent and agrees to execute its duties and obligations hereby created upon the terms and conditions set forth herein and in other Noteholder Documents.

8.2           Specific Duties Of The Collateral Agent   Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall:

(a)           upon the receipt by it of written instructions of the Indenture Trustee, execute and deliver on behalf of the Secured Parties such documents or instruments as described in the written instruction of the Indenture Trustee as shall be necessary or appropriate from time to time to maintain the perfection of any lien in, to or upon the Collateral, Pledged Collateral or any portion thereof, which liens have been, are or will be granted pursuant to this Agreement and the Stock Pledge Agreement;

(b)           accept, on behalf of the Secured Parties, any part of the Collateral or the Pledged Collateral delivered to it, including without limitation any certificated Notes, licenses, instruments and documents, and accept, on behalf of the Secured Parties, any new Collateral or Pledged Collateral given as security for the obligations secured by this Agreement or the Stock Pledge Agreement, which Collateral and Pledged Collateral may be delivered for safekeeping to third-party custodians and, upon the receipt of written instructions of the Indenture Trustee, execute and deliver, on behalf of the Secured Parties, such documents or instruments evidencing the creation of any lien with respect thereto and perfecting such lien as shall be set forth in such instructions;

(c)           release the Collateral, the Pledged Collateral or any portion thereof from any liens thereon which were created pursuant to this Agreement and the Stock Pledge Agreement if such release is in compliance with the terms of this Agreement, the Indenture or the Intercreditor Agreement or otherwise at the direction of the Indenture Trustee;

(d)           furnish the Indenture Trustee, promptly upon request, duplicates of all reports, notices, requests, demands, certificates and other documents received by the Collateral Agent under this Agreement, the Intercreditor Agreement, the Stock Pledge Agreement or any instrument or document entered into pursuant thereto unless any such document shall state thereon that it has previously been (or is being) furnished directly to the Indenture Trustee;

(e)           upon receipt by it of written instructions from the Indenture Trustee, take such action as set forth in the instructions to protect and preserve the Collateral and the Pledged Collateral and realize on and foreclose upon the Collateral and the Pledged Collateral, including without limitation exercising any powers or any of the remedies or making any determinations of fact described in this Agreement and in the Stock Pledge Agreement;

(f)            provide notice required by this Agreement, the Stock Pledge Agreement, the Intercreditor Agreement or by law to the Grantors or any other party entitled thereto, in order to take any actions required or authorized to be taken under this Agreement, the Stock Pledge Agreement or the Intercreditor Agreement;

(g)           take, or refrain from taking, such other actions (but only such actions that are set forth in this Agreement) as the Indenture Trustee shall from time to time direct by written instruction to the Collateral Agent;

8.3           Duties Limited  (a)  Except as expressly provided herein, in this Agreement or in written instructions of the Indenture Trustee, the Collateral Agent shall not have any duty or obligation, express or implied, to:

(i)            manage, control, use, maintain, sell, dispose of, purchase, bid for or otherwise deal with the Collateral, the Pledged Collateral or any portion thereof, or to otherwise take or refrain from taking any action under, or in connection with this Agreement, the Stock Pledge Agreement or the Intercreditor Agreement, except to the extent required by law;

(ii)           take any action which relates to, materially affects or impairs the amounts which the Secured Parties may recover from disposition of the Collateral and the Pledged Collateral, including without limitation any election or waiver of remedies available under this Agreement or the Stock Pledge Agreement or with respect to the Collateral and the Pledged Collateral or the manner of foreclosure upon the same; any determination of the order and timing of foreclosure upon any portion of the Collateral and the Pledged Collateral or of the amount of any credit bid to be entered at any public or private, judicial or nonjudicial sale of the Collateral and the Pledged Collateral; the pursuit of any remedies against the Grantors following the completion of foreclosure upon the Collateral and the Pledged Collateral; the compromise or settlement of any claims against the Grantors including the conduct of any negotiations relating to the same or with a view toward the termination of any pending foreclosure proceedings;

(iii)          obtain or maintain insurance on the Collateral or the Pledged Collateral, as applicable, or any other insurance;

(iv)          pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral or the Pledged Collateral;

(v)           advance any moneys related to the Collateral or the Pledged Collateral or for the benefit of the Secured Parties for any purpose;

(vi)          take any action or omit to take any action not expressly provided for in this Agreement, the Stock Pledge Agreement or the Intercreditor Agreement and documents related thereto and executed in connection therewith; or

(vii)         take any action or omit to take any action to perfect or insure priority for the security interest granted by this Agreement unless instructed in writing by the Indenture Trustee.

(b)           In addition to the provisions of Section 8.3(a) herein, under no circumstances shall the Collateral Agent have any duty or obligation to take any actions hereunder, even if instructed to do so by the Indenture Trustee, if the Collateral Agent determines, in its reasonable discretion, that such actions would subject it to liability or expense for which satisfactory indemnity has not been provided hereunder or otherwise.

8.4           Written Instructions  In the event that the Collateral Agent receives written instructions from the Indenture Trustee which the Collateral Agent determines, in its discretion, to be ambiguous, inconsistent, in conflict with this Agreement, the Stock Pledge Agreement or the Intercreditor Agreement or otherwise insufficient to direct the actions of the Collateral Agent, then the Collateral Agent shall have no obligation whatsoever to take or refrain from taking any action pursuant to such written instructions, but shall instead do one or more of the following:

(a)           seek additional written instructions satisfactory to it from the Indenture Trustee; or

(b)           resign as Collateral Agent in accordance with this Agreement; or

(c)           at the expense of the Secured Parties, which fees and expenses shall be paid in advance, commence an action in a court of appropriate jurisdiction requiring the Secured Parties  to interplead and settle among themselves their rights in and to the Collateral and any proceeds thereof then held by the Collateral Agent.

8.5           Reliance.  In acting with respect to this Agreement, the Stock Pledge Agreement and the Intercreditor Agreement, the Collateral Agent shall be entitled to:

(a)           rely on any communication believed by it to be genuine and to have been made, sent or signed by the person, firm or institution by whom it purports to have been made, sent or signed;

(b)           rely as to any matters of fact which might reasonably be expected to be within the knowledge of the Indenture Trustee or any Grantor upon a certificate signed by or on behalf of any such party;

(c)           rely on the representations made by the Indenture Trustee in their respective instructions regarding its respective authority to provide the instructions; and

(d)           rely on the advice or services of any persons, firms or professionals employed by it and rely upon the opinions and statements of any professional advisor so employed.

8.6           No Responsibility  The Collateral Agent does not assume any responsibility for:

(a)           any failure or delay in performance or breach by the Grantors or by any Secured Party of any obligations under this Agreement, the Stock Pledge Agreement or the Intercreditor Agreement; or

(b)           the truth or accuracy of any representation or warranty or statement given or made in connection with this Agreement; or

(c)           the legality, validity, effectiveness, adequacy or enforceability of this Agreement, the Stock Pledge Agreement or the liens on the Collateral and Pledged Collateral; or

(d)           the validity, enforceability or sufficiency of any agreement or instrument or any depreciation or diminution in the value of any Collateral including the Pledge Collateral or the income thereon.

(e)           the Collateral Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in good faith in the performance of its duties under this Agreement, the Stock Pledge Agreement, the Intercreditor Agreement or any Collateral Document except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

8.7           Reliance By Collateral Agent  The Collateral Agent may rely upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Collateral Agent may consult with independent counsel, and a written opinion of such counsel shall constitute full and complete protection in respect of any action taken, suffered or omitted by it under this Agreement, the Intercreditor Agreement, the Stock Pledge Agreement or any other Collateral Document in good faith and in accordance with such opinion of counsel.  The Collateral Agent may execute any of its powers hereunder or perform any duties hereunder either directly or through agents or attorneys (it being understood that the Collateral Agent shall not be liable for any claims, damages, or losses arising out of the Collateral Agent’s actions under this Section 8.7) and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

8.8           Moneys to be Held in Trust  Subject to the terms of the Intercreidtor Agreement, all moneys received by the Collateral Agent hereunder and under this Agreement, including but not limited to moneys in the Deposit Account or the Securities  Account, shall be held by the Collateral Agent in trust and applied for the purposes of this Agreement, and segregated from other funds of the Collateral Agent.

8.9           Application of Sale Proceeds  All moneys collected by the Collateral Agent upon any sale of the Collateral and the Pledged Collateral, together with any other moneys received by the Collateral Agent under this Agreement and the Stock Pledge Agreement, shall be applied as set forth in this Agreement, the Stock Pledge Agreement, subject to the terms of the Intercreditor Agreement.

8.10         Expenses; Indemnification  The Collateral Agent shall be entitled to payment or reimbursement by the Grantors of its reasonable expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) hereunder.  In addition, the Collateral Agent shall be indemnified by the Grantors for, and held harmless by it against, any and all damages, losses, liability, costs, charges, expenses and judgments incurred without gross negligence or willful misconduct on its or its officers’, directors’, employees’ or agents’ part, arising out of or in connection with the acceptance or administration of the agency hereunder, including the costs and expenses (including reasonable costs and expenses of its attorneys and agents) of defending itself against any claims, suits or causes of action.

8.11         Resignation or Removal  The Collateral Agent may resign on not less than 30 days’ written notice to the Grantors and the Indenture Trustee, but such resignation shall not take effect until a successor has been appointed by the Indenture Trustee and accepted its duties in accordance with this Section 8 herein.  If no successor Collateral Agent shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a financial institution with an office in New York, New York having a combined capital and surplus of at least $500,000,000.  The Collateral Agent may be removed at any time, with or without cause, by written notice from the Indenture Trustee delivered to the Collateral Agent and the Grantors, but such removal shall not take effect until a successor has been appointed and accepted its duties in accordance with Section 8 herein.

8.12         Successor Collateral Agent  Any corporation or association which succeeds to the business of the Collateral Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Collateral Agent hereunder and shall be deemed to have assumed all of the obligations of the Collateral Agent hereunder, without any further act or conveyance.  In the event of the resignation or removal of the Collateral Agent or a vacancy from any other cause, a successor may be appointed by the Indenture Trustee.  Any successor Collateral Agent under this Section 8 shall be a financial institution, having a combined capital and surplus of not less than $500,000,000.  Any such successor Collateral Agent shall become vested with all the property rights and powers of the Collateral Agent hereunder, without any further act or conveyance.  Any predecessor Collateral Agent shall from time to time execute, deliver and record such instruments as the Collateral Agent may reasonably require to confirm any succession hereunder.

9.             NOTICES. All notices and other communications hereunder to the Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Indenture and all notices and other communications hereunder to each Grantor shall be in writing and shall be mailed, sent or delivered in care of Note Issuer in accordance with the Indenture.

10.           CHOICE OF LAW AND VENUE.  JURY TRIAL WAIVER.  GRANTORS AND COLLATERAL AGENT AGREE THAT THE PROVISIONS IN THE INDENTURE WITH RESPECT TO CHOICE OF LAW AND VENUE AND JURY TRIAL WAIVER ARE APPLICABLE TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

11.           GENERAL PROVISIONS.

11.1         Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Grantor and accepted and executed by the Collateral Agent.

11.2         Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that each Grantor may not assign this Agreement or any rights or duties hereunder without the Collateral Agent’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Collateral Agent shall release each Grantor from its Secured Obligations.  The Collateral Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by each Grantor is required in connection with any such assignment.

11.3         Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

11.4         Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any member of the Secured Party or any Grantor, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

11.5         Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.6         Amendments in Writing.  Subject to the terms of the Intercreditor Agreement, this Agreement can only be amended by a writing signed by the Collateral Agent and each Grantor (to the extent such amendment affects any obligation or right of such Grantor).

11.7         Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

11.8         Additional Grantors  If, pursuant to Section 4.19 (Additional Guarantees) of the Indenture, the Note Issuer shall be required to cause any Subsidiary (as defined in the Indenture) that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 4 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

11.9         Revival and Reinstatement of Obligations.  If the incurrence or payment of the Secured Obligations by each Grantor or the transfer by each Grantor to the Collateral Agent of any property of each Grantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Collateral Agent is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Collateral Agent is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Collateral Agent related thereto, the liability of each Grantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11.10       Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, including the full and final termination of any commitment to extend any financial accommodations under the Indenture; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Collateral Agent and the Secured Parties and their respective successors, transferees, and assigns.  Upon the payment in full in cash of the Secured Obligations, or the satisfaction and discharge of the Secured Obligations in accordance with Article 12 of the Indenture or the release of all of the Collateral otherwise in accordance with the terms of the Indenture, and the full and final termination of any commitment to extend any financial accommodations under the Indenture, subject to the terms of the Intercredidtor Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert and be deemed re-assigned to each Grantor.  Upon any such termination, the Collateral Agent will, at Grantors’ expense, execute and deliver to the applicable Grantors such documents as Grantors shall reasonably request to evidence such termination without recourse against or representation or warranty of any kind made by, the Collateral Agent.  Such documents shall be prepared by Grantors and shall be in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, to the extent that any payments on the Secured Obligations or Proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any Bankruptcy Law, common law or equitable cause, then to such extent the Secured Obligations so satisfied shall be revived and continue as if such payment or Proceeds had not been received by the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent’s security interests, rights, powers and remedies hereunder shall continue in full force and effect.  In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to this Section 11.10.

11.11       Conflicting Provisions

To the extent a term or provision of this Agreement conflicts with the Indenture or the Intercreditor Agreement, the Intercreditor Agreement shall control with respect to the subject matter of such term or provision.

11.12       Governing Law

This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

11.13       Entire Agreement.  This Agreement together with the other Noteholder Documents represent the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GRANTORS:

POSTER FINANCIAL GROUP, INC.

By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	VP & General Counsel

GNL, CORP.,

By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	VP & General Counsel

GNLV, CORP.,

By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	VP & General Counsel

GOLDEN NUGGET EXPERIENCE, LLC,
By: GNLV, Corp.
as sole member
By:	/s/ Joanne Beckett
Name:	Joanne Beckett
Title:	VP & General Counsel

[SIGNATURE PAGE TO SECURITY AGREEMENT]

ACCEPTED AND AGREED
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

ACCEPTED AND AGREED
as of the date first above written:

HSBC BANK USA
as Indenture Trustee

By:	/s/ Deirdra N. Ross
Name: Deirdra N. Ross
Title: Assistant Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT]